ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
SEPTEMBER 30, 2021 FINANCIAL POSITION AND Q3 RESULTS

VERO BEACH, Florida -- October 27, 2021 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's September 30, 2021 financial position and Q3 results.

ARMOUR's September 30, 2021 Financial Position
◦Stockholders' equity totaled $1,144 million, including:
▪Common stock outstanding of 87,708,731 shares, and
▪7.00% Cumulative Redeemable Preferred C Stock ("Series C Preferred Stock") with liquidation preference totaling approximately $171 million.
◦Book value per common share was $11.09 per share.
◦Liquidity, including cash and unencumbered agency and U.S. government securities, was $790 million.
◦Portfolio composition was 98% Agency mortgage-backed securities ("MBS"), including To Be Announced ("TBA") Securities and 2% U.S. Treasury Securities.
◦Debt to equity ratio was 3.0 to 1 (based on repurchase agreements divided by stockholders’ equity). Leverage, including TBA Securities, was approximately 6.7 to 1.

ARMOUR's Q3 2021 Highlights
◦Paid Common stock dividends of $0.10 per share per month.
◦Comprehensive income of $13.3 million, or $0.12 per common share, which represents an annualized return of 5% based on stockholders' equity at the beginning of the quarter.
◦Net interest income of $20.4 million.
◦Distributable Earnings (see explanation of non-GAAP measures on page 2) of $24.7 million which represents $0.25 per common share.
◦Issued 4,550,825 shares of common stock through at the market offering programs, raising $49.1 million of capital after fees and expenses.

- MORE -

ARMOUR Residential REIT, Inc. Announces September 30, 2021 Financial Position and Q3 Results

October 27, 2021

The major drivers of the change in the Company's financial position during Q3 were:

Q3 2021
(in millions)
Stockholders' Equity – Beginning	$1,108.6
Comprehensive Income
Agency MBS including TBA Securities (1)
Loss on MBS	$(28.5)
Gain on TBA Securities	6.3
Interest rate swaps
Net interest expense	(7.0)
Termination losses	(58.7)
Unrealized gain	89.7
Net Interest Income	20.4
Operating Expenses, net of Fee Waiver (2)	(8.9)
Total Comprehensive Income	13.3

Capital Activities
Issuance of Common Stock	50.3
Dividends	(28.5)
Stockholders' Equity – Ending	$1,143.7
(1) Includes both realized and unrealized gains and losses.
(2) See discussion on page 3.

Book Value, June 30, 2021	$11.28
Comprehensive income per common share	0.12
Less: Common dividends per common share	(0.30)
Capital Raising Activities	(0.01)
Book Value, September 30, 2021	$11.09
- MORE -

ARMOUR Residential REIT, Inc. Announces September 30, 2021 Financial Position and Q3 Results

October 27, 2021

As previously reported, for Q3 2021, the Company’s external manager waived $2.1 million of its management fee to offset operating expenses. On October 25, 2021, the Company's external manager notified ARMOUR that it intended to adjust the fee waiver from the rate of $0.70 million per month to $0.65 million per month, effective November 1, 2021, until further notice.

Condensed balance sheet information:	September 30, 2021
(in millions)
Assets
Cash	$126
Cash collateral posted to counterparties	30
Investments in securities, at fair value:
Agency Securities	4,259
U.S. Treasury Securities	195
Receivable for unsettled sales	82
Derivatives, at fair value	179
Accrued interest receivable	10
Prepaid and other	2
Subordinated loan to BUCKLER	105
Total Assets	$4,988

Liabilities:
Repurchase agreements	$3,450
Cash collateral posted by counterparties	155
Payable for unsettled purchases	211
Derivatives, at fair value	23
Accounts payable and other accrued expenses	5
Total Liabilities	3,844

Stockholders’ Equity:
Additional paid-in capital	3,335
Accumulated deficit	(2,315)
Accumulated other comprehensive income	124
Total Stockholders’ Equity	$1,144
Total Liabilities and Stockholders’ Equity	$4,988

Distributable Earnings, Including TBA Drop Income
Distributable Earnings (defined in more detail below) is a non-GAAP measure defined as net interest income plus TBA Drop Income minus hedging costs and net operating expenses. Distributable Earnings differs from GAAP total comprehensive income, which include gains and losses and market value adjustments as described below.

- MORE -

ARMOUR Residential REIT, Inc. Announces September 30, 2021 Financial Position and Q3 Results

October 27, 2021

For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “TBA Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of TBA Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and TBA Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliation
Distributable Earnings, including TBA Drop income, excludes gains or losses from securities sales and early termination of derivatives, market value adjustments (including impairments) and certain non-recurring expenses. The Company believes that Distributable Earnings is useful to investors because it is related to the amount of dividends the Company may distribute and is one of one of many factors considered by its Board of Directors in declaring dividends. However, because Distributable Earnings is an incomplete measure of the Company’s financial performance and involves differences from total comprehensive income (loss) computed in accordance with GAAP, Distributable Earnings should be considered as supplementary to, and not as a substitute for, the Company’s total comprehensive income (loss) computed in accordance with GAAP as a measure of the Company’s financial performance.

- MORE -

ARMOUR Residential REIT, Inc. Announces September 30, 2021 Financial Position and Q3 Results

October 27, 2021

The elements of ARMOUR’s Distributable Earnings and a reconciliation of that Distributable Earnings to the Company’s Total Comprehensive Income appears below:

Q3 2021 (unaudited)
(in millions)
Net Interest Income	$20.4
TBA Drop Income	20.2
Less: Net interest expense on interest rate swaps	(7.0)
Operating Expenses, net of Fee Waiver	(8.9)
Distributable Earnings	$24.7
Less dividends on Preferred Stock	(3.0)
Distributable Earnings available to common stockholders	$21.7
Distributable Earnings per Common Share	$0.25

Distributable Earnings	$24.7
Loss on MBS	(28.5)
Gain on TBA Securities, less TBA Drop Income	(13.9)
Termination loss on interest rate swaps	(58.7)
Unrealized gain on interest rate swaps	89.7
Total Comprehensive Income	$13.3
Company Update
At the close of business on October 26, 2021:
◦Common stock outstanding of 89,689,029 shares; Series C Preferred Stock with liquidation preference totaling approximately $171 million.
◦Book value per Common share was estimated to be $10.97.
◦Liquidity, including cash and unencumbered securities, exceeded $896.3 million.
◦Securities portfolio included approximately $8.7 billion of Agency MBS (including TBA Securities).
◦Debt to equity ratio (based on repurchase agreements divided by stockholders' equity) was approximately 3.0 to 1. Leverage, including TBA Securities was approximately 7.0 to 1.

The Company's remote work environment protocol has allowed operations to remain fully functional while working remotely. While all of ACM's eligible employees are fully vaccinated, the Company has slowed the phased plan to return to working full time from the ACM’s offices. The Company currently expects to be fully returned to the office work environment in November 2021, depending on local COVID-19 conditions.
- MORE -

ARMOUR Residential REIT, Inc. Announces September 30, 2021 Financial Position and Q3 Results

October 27, 2021

Dividends
ARMOUR paid monthly cash dividends of $0.10 per share of the Company’s common stock for each month in Q3 2021. ARMOUR previously announced the October and November common stock dividends of $0.10 per share payable October 28, 2021 and November 29, 2021 to holders of record on October 15, 2021 and November 15, 2021, respectively. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q3 2021. ARMOUR previously announced monthly dividends on its Series C Preferred Stock at the rate of $0.14583 per share to holders of record on October 15, 2021, November 15, 2021 and December 15, 2021, payable on October 27, 2021, November 29, 2021 and December 27, 2021, respectively.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q3 2021 operating results on Thursday, October 28, 2021, at 8:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://services.choruscall.com/mediaframe/webcast.html?webcastid=hQhcFnFk. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these, the impact of the COVID-19 pandemic on the Company's operational and financial performance and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
- MORE -

ARMOUR Residential REIT, Inc. Announces September 30, 2021 Financial Position and Q3 Results

October 27, 2021

Additional Information and Where to Find It
Investors, security holders and other interested persons may find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
- END -